Exhibit 99.1

Barnes & Noble Reports Fiscal 2015 Third Quarter Financial Results

Consolidated EBITDA Increases 14% to $197 million

Retail Core Comparable Sales Increase 1.7%

Fiscal 2015 College Comparable Sales Outlook Improves

NOOK® Losses Decrease 53%

NEW YORK--(BUSINESS WIRE)--March 10, 2015--Barnes & Noble, Inc. (NYSE:BKS) today reported sales and earnings for its fiscal 2015 third quarter ended January 31, 2015.

Third quarter consolidated revenues of $1.96 billion declined $35 million as compared to the prior year. Third quarter consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) increased 14% as compared to the prior year to $197 million.

“We are pleased with the performance of our businesses,” said Michael P. Huseby, Chief Executive Officer of Barnes & Noble, Inc. “Retail Core comparable sales increased 1.7% on the continued stabilization of the physical book business, as well as continued growth in non-book core categories such as Educational Toys & Games and Gifts. While College continues to invest in its future, its top line sales grew through new school acquisitions and better than expected comparable sales trends. NOOK’s EBITDA loss was cut in half due to ongoing cost rationalization efforts. This performance across all businesses further supports our belief that now is the right time to separate the College business. The separation will allow each business to optimize their strategic opportunities, given their respective growth profiles, and specifically enable College to pursue opportunities in the growing educational services market.”

Third Quarter 2015 Results from Operations

Segment results for the fiscal 2015 and fiscal 2014 third quarters are as follows:

	Revenues (unaudited)				EBITDA(2) (unaudited)
$ in millions			Increase/(Decrease)				Increase/(Decrease)
	Q3 2015	Q3 2014	$	%	Q3 2015	Q3 2014	$	%
Retail	$1,395.9	$1,410.3	($14.4)	-1.0%	$198.6	$199.6	($1.0)	-0.5%
College	$521.0	$486.2	$34.8	7.2%	$28.1	$35.2	($7.1)	-20.3%
NOOK	$77.5	$156.9	($79.4)	-50.6%	($29.3)	($61.8)	$32.5	52.5%
Elimination (1)	($33.3)	($57.6)	$24.3	-42.2%	n/a	n/a	n/a	n/a
Total	$1,961.2	$1,995.8	($34.6)	-1.7%	$197.4	$173.1	$24.3	14.0%

(1)	Represents the elimination of intercompany sales from NOOK to Barnes & Noble Retail and Barnes & Noble College on a sell-through basis.
(2)	This non-GAAP measure has been reconciled to the comparable GAAP measure as required under SEC rules regarding the use of non-GAAP financial measures on the attached Segment Information table.

Retail

The Retail segment, which includes the Barnes & Noble bookstores and BN.com, had revenues of $1.4 billion for the quarter, decreasing 1.0% as compared to the prior year. The sales decrease was primarily attributable to lower sales of NOOK products, leading to a comparable store sales decline of 0.3% for the quarter, as well as store closures. “Core” comparable store sales, which exclude sales of NOOK products, increased 1.7% for the quarter on higher sales of both book and non-book core categories.

Retail generated EBITDA of $199 million in the quarter, essentially flat as compared to a year ago. Retail EBITDA benefitted from a higher mix of higher margin core products and lower core product markdowns, which was offset by the previously disclosed charge of $7 million relating to the termination of the Company’s pension plan.

College

The College segment had revenues of $521 million, increasing 7.2% as compared to a year ago. In addition to new store growth, third quarter sales benefitted from a later shift in the fiscal calendar. The quarter ended on January 31st this year, as compared to January 25th last year, and, therefore, included an additional week of the spring back-to-school rush season.

For the comparable sales period, comparable College store sales decreased 1.4% for the quarter. The spring back-to-school rush season extended past the close of the Company’s fiscal third quarter. Factoring in the two additional weeks in February that contributed to this year’s rush season, comparable store sales decreased 1.0%. Comparable sales comparisons are not impacted by the calendar timing difference noted above.

College EBITDA declined $7 million as compared to a year ago to $28 million, as revenue growth was offset by continued investments to support business growth and the digital education platform. Margins also declined on higher textbook rental deferrals and comparisons to a prior year favorable LIFO adjustment.

NOOK

The NOOK segment (including digital content, devices and accessories) had revenues of $78 million for the quarter, decreasing 50.6% from a year ago. Device and accessories sales were $37 million for the quarter, a decrease of 62.8% from a year ago, due to lower unit selling volume. Digital content sales were $41 million for the quarter, a decline of 29.3% compared to a year ago, due primarily to the lower device unit sales volume.

Despite the sales decline, NOOK EBITDA losses decreased $32 million, or 52.5%, as compared to a year ago to $29 million. Margins improved on product mix and lower occupancy costs, while expenses declined on continued cost rationalization efforts.

Consolidated Results

Consolidated third quarter net earnings were $72 million, or $0.93 per share, compared to net earnings of $63 million, or $0.86 per share, in the prior year.

Outlook

For fiscal year 2015, the Company continues to expect Retail comparable bookstore sales to decline in the low-single digits, while Retail Core comparable bookstore sales are expected to be approximately flat. Based on the better than expected comparable sales performance, the company now expects College comparable store sales to be approximately flat for the fiscal year. The Company also expects full fiscal year EBITDA losses in the NOOK segment to decline versus the prior year.

Conference Call

A conference call with Barnes & Noble, Inc.’s senior management will be webcast beginning at 10:00 A.M. ET on Tuesday, March 10, 2015, and is accessible at www.barnesandnobleinc.com/webcasts.

Barnes & Noble, Inc. will report fiscal 2015 year-end results on or about June 25, 2015.

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE: BKS) is a Fortune 500 company and the leading retailer of content, digital media and educational products. The Company operates 649 Barnes & Noble bookstores in 50 states, and one of the Web’s largest e-commerce sites, BN.com (www.bn.com). The NOOK digital business offers award-winning NOOK® products and an expansive collection of digital reading and entertainment content through the NOOK Store® (www.nook.com), while Barnes & Noble College Booksellers, LLC operates 717 bookstores serving over five million students and faculty members at colleges and universities across the United States.

General information on Barnes & Noble, Inc. can be obtained by visiting the Company's corporate website: www.barnesandnobleinc.com.

Forward-Looking Statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the effect of the proposed separation of Barnes & Noble Education (including with respect to the timing of the completion thereof), the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble’s products, low growth or declining sales and net income due to various factors, possible disruptions in Barnes & Noble’s computer systems, telephone systems or supply chain, possible risks associated with data privacy, information security and intellectual property, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible risks that inventory in channels of distribution may be larger than able to be sold, possible risks associated with changes in the strategic direction of the device business, including possible reduction in sales of content, accessories and other merchandise and other adverse financial impacts, possible risk that component parts will be rendered obsolete or otherwise not be able to be effectively utilized in devices to be sold, possible risk that financial and operational forecasts and projections are not achieved, possible risk that returns from consumers or channels of distribution may be greater than estimated, the risk that digital sales growth is less than expectations and the risk that it does not exceed the rate of investment spend, higher-than-anticipated store closing or relocation costs, higher interest rates, the performance of Barnes & Noble’s online, digital and other initiatives, the success of Barnes & Noble’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, product and component shortages, risks associated with the commercial agreement with Samsung, the potential adverse impact on the Company’s businesses resulting from the Company’s prior reviews of strategic alternatives , the risk that the transactions with Pearson and Samsung do not achieve the expected benefits for the parties or impose costs on the Company in excess of what the Company anticipates, including the risk that Nook Digital’s applications are not commercially successful or that the expected distribution of those applications is not achieved, risks associated with the international expansion previously undertaken, including any risks associated with a reduction of international operations following termination of the Microsoft commercial agreement, the risk that Barnes & Noble Education is not able to perform its obligations under the Pearson commercial agreement and the consequences thereof, the risk that Nook Digital is not able to perform its obligations under the Samsung commercial agreement and the consequences thereof; the risks associated with the termination of Microsoft commercial agreement, including potential customer losses, risks associated with the restatement contained in, the delayed filing of, and the material weakness in internal controls described in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended April 27, 2013, risks associated with the SEC investigation disclosed in the quarterly report on Form 10-Q for the fiscal quarter ended October 26, 2013, risks associated with the ongoing efforts to rationalize the NOOK business and the expected costs and benefits of such efforts and associated risks and other factors which may be outside of Barnes & Noble’s control, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended May 3, 2014, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended
	January 31, 2015	January 25, 2014	January 31, 2015	January 25, 2014

Sales	$1,961,151	1,995,790	$4,885,418	5,059,451
Cost of sales and occupancy	1,333,114	1,392,349	3,414,801	3,625,867
Gross profit	628,037	603,441	1,470,617	1,433,584
Selling and administrative expenses	430,663	430,369	1,175,869	1,193,788
Depreciation and amortization	47,853	54,356	147,585	163,039
Operating income	149,521	118,716	147,163	76,757
Interest expense, net	3,552	7,761	14,774	22,868
Income before taxes	145,969	110,955	132,389	53,889
Income taxes	73,801	47,725	76,372	64,453
Net income (loss)	$72,168	63,230	$56,017	(10,564)

Income (loss) per common share:
Basic	$0.96	0.95	$0.58	(0.40)
Diluted	$0.93	0.86	$0.58	(0.40)

Weighted average common shares outstanding:
Basic	61,589	59,033	60,056	58,919
Diluted	73,711	71,033	60,128	58,919

Percentage of sales:
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy	68.0%	69.8%	69.9%	71.7%
Gross profit	32.0%	30.2%	30.1%	28.3%
Selling and administrative expenses	22.0%	21.6%	24.1%	23.6%
Depreciation and amortization	2.4%	2.7%	3.0%	3.2%
Operating income	7.6%	5.9%	3.0%	1.5%
Interest expense, net	0.2%	0.4%	0.3%	0.5%
Income before taxes	7.4%	5.6%	2.7%	1.1%
Income taxes	3.8%	2.4%	1.6%	1.3%
Net income (loss)	3.7%	3.2%	1.1%	-0.2%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 31, 2015	January 25, 2014

ASSETS
Current assets:
Cash and cash equivalents	$326,682	$489,583
Receivables, net	261,763	296,759
Merchandise inventories	1,493,438	1,441,889
Textbook rental inventories	77,989	74,774
Prepaid expenses and other current assets	61,858	61,285
Short-term deferred taxes	145,868	169,966
Total current assets	2,367,598	2,534,256

Property and equipment:
Land and land improvements	2,541	2,541
Buildings and leasehold improvements	1,217,692	1,239,446
Fixtures and equipment	2,021,054	1,925,899
	3,241,287	3,167,886
Less accumulated depreciation and amortization	2,787,224	2,637,613
Net property and equipment	454,063	530,273

Goodwill	493,189	495,496
Intangible assets, net	517,050	532,761
Other noncurrent assets	44,343	48,391
Total assets	$3,876,243	$4,141,177

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,080,114	$1,135,535
Accrued liabilities	563,984	629,145
Gift card liabilities	390,102	392,244
Short-term note payable	-	127,250
Total current liabilities	2,034,200	2,284,174

Long-term debt	-	-
Deferred taxes	214,297	256,235
Other long-term liabilities	217,193	331,305

Series J Preferred Stock	195,744	194,482

Preferred Member Interests in NOOK Media, LLC	-	382,954

Shareholders' equity:
Common stock; $.001 par value; 300,000 shares
authorized; 97,485 and 93,335 shares issued, respectively	97	93
Additional paid-in capital	1,924,130	1,390,582
Accumulated other comprehensive loss	(17,184)	(16,692)
Retained earnings	381,190	385,685
Treasury stock, at cost, 34,580 and 34,295, respectively	(1,073,424)	(1,067,641)
Total Barnes & Noble, Inc. shareholders' equity	1,214,809	692,027
Noncontrolling interest	-	-
Total shareholders' equity	1,214,809	692,027
Commitments and contingencies	-	-
Total liabilities and shareholders' equity	$3,876,243	$4,141,177

BARNES & NOBLE, INC. AND SUBSIDIARIES
Segment Information
(In thousands)
(Unaudited)

	13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended
	January 31, 2015	January 25, 2014	January 31, 2015	January 25, 2014

Sales
Retail	$1,395,917	1,410,308	$3,238,883	3,339,533
College	521,019	486,221	1,498,389	1,449,776
NOOK	77,509	156,866	211,402	418,736
Elimination	(33,294)	(57,605)	(63,256)	(148,594)
Total	$1,961,151	1,995,790	$4,885,418	5,059,451

Gross Profit
Retail	$482,326	470,693	$1,042,733	1,041,777
College	121,687	116,523	342,720	334,807
NOOK	24,024	16,225	85,164	57,000
Total	$628,037	603,441	$1,470,617	1,433,584

Selling and Administrative Expenses
Retail	$283,735	271,079	$752,653	740,827
College	93,578	81,274	266,536	234,336
NOOK	53,350	78,016	156,680	218,625
Total	$430,663	430,369	$1,175,869	1,193,788

EBITDA
Retail	$198,591	199,614	$290,080	300,950
College	28,109	35,249	76,184	100,471
NOOK	(29,326)	(61,791)	(71,516)	(161,625)
Total	$197,374	173,072	$294,748	239,796

Net Income (Loss)
EBITDA	$197,374	173,072	$294,748	239,796
Depreciation and Amortization	(47,853)	(54,356)	(147,585)	(163,039)
Interest Expense, net	(3,552)	(7,761)	(14,774)	(22,868)
Income Taxes	(73,801)	(47,725)	(76,372)	(64,453)
Total	$72,168	63,230	$56,017	(10,564)

Percentage of sales:

Gross Margin
Retail	34.6%	33.4%	32.2%	31.2%
College	23.4%	24.0%	22.9%	23.1%
NOOK	54.3%	16.3%	57.5%	21.1%
Total	32.0%	30.2%	30.1%	28.3%

Selling and Administrative Expenses
Retail	20.3%	19.2%	23.2%	22.2%
College	18.0%	16.7%	17.8%	16.2%
NOOK	120.7%	78.6%	105.8%	80.9%
Total	22.0%	21.6%	24.1%	23.6%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Earnings (Loss) Per Share
(In thousands, except per share data)
(Unaudited)

	13 weeks ended		39 weeks ended
	January 31, 2015	January 25, 2014	January 31, 2015	January 25, 2014
Numerator for basic income (loss) per share:
Net income (loss)	$72,168	63,230	$56,017	(10,564)
Preferred stock dividends	(3,942)	(3,942)	(11,825)	(11,825)
Accretion of dividends on preferred stock	(5,507)	(316)	(7,024)	(947)
Less allocation of earnings and dividends to participating securities	(3,380)	(2,604)	(2,171)	-
Net income (loss) available to common shareholders	$59,339	56,368	$34,997	(23,336)

Numerator for diluted income (loss) per share:
Net income (loss) available to common shareholders	$59,339	56,368	$34,997	(23,336)
Preferred stock dividends (a)	3,942	3,942	-	-
Accretion of dividends on preferred stock (a)	5,507	316	-	-
Allocation of earnings and dividends to participating securities	3,380	2,604	2,171	-
Less diluted allocation of earnings and dividends to participating securities	(3,278)	(2,338)	(2,168)	-
Net income (loss) available to common shareholders	$68,890	60,892	$35,000	(23,336)

Denominator for basic income (loss) per share:
Basic weighted average common shares	61,589	59,033	60,056	58,919

Denominator for diluted income (loss) per share:
Basic weighted average common shares	61,589	59,033	60,056	58,919
Preferred shares (a)	12,000	12,000	-	-
Average dilutive options	122	-	72	-
Diluted weighted average common shares	73,711	71,033	60,128	58,919

Income (loss) per common share:
Basic	$0.96	0.95	$0.58	(0.40)
Diluted	$0.93	0.86	$0.58	(0.40)

(a) Although the Company was in a net income position during the 39 weeks ended January 31, 2015, the dilutive effect of the Company’s convertible preferred shares were excluded from the calculation of income per share using the two-class method because the effect would be antidilutive.

CONTACT:
Barnes & Noble, Inc.
Media:
Mary Ellen Keating, 212-633-3323
Senior Vice President
Corporate Communications
mkeating@bn.com
or
Investor:
Andy Milevoj, 212-633-3489
Vice President, Investor Relations
amilevoj@bn.com